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                                                                     EXHIBIT 5.1




                                 August 8, 2001

Mitcham Industries, Inc.
44000 Highway 75 South
Huntsville, Texas 77340

Gentlemen:

         We have represented Mitcham Industries, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about August 8, 2001, relating to the registration of 350,000 shares of its common stock, par value $0.01 per share ("Common Stock"), that may be issued under the Company's 1998 Stock Awards Plan (the "1998 Plan") and 1,000,000 shares of its Common Stock that may be issued under the Company's 2000 Stock Option Plan (the "2000 Plan") (the 1998 Plan and the 2000 Plan collectively called the "Plans" and the 1,350,000 shares of Common Stock that may be issued under such Plans, collectively called the "Registered Securities").

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments:

                  1. The Articles of Incorporation of the Company, as amended and restated to date;

                  2. The Bylaws of the Company, as amended and restated to date;

                  3. The Registration Statement;

                  4. The Plans;

                  5. Minutes and records of the Company with respect to the adoption of the Plans and the filing of the Registration Statement; and

                  6. Such other instruments and documents as we have deemed necessary for the purpose of rendering the following opinion.

         In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. We have further assumed that prices paid for shares of Common Stock will equal or exceed the par value per share of the Common Stock. As to various questions of fact material to our opinion, we have, when the relevant facts were not independently established and to the extent we have deemed such reliance reasonably appropriate, relied upon certificates of public officials and certificates and/or factual representations of officers of the Company, without independent check or verification of their accuracy.

         Based solely upon the foregoing, subject to the qualifications hereinafter stated, it is our opinion that the Registered Securities covered by the Registration Statement, which may be issued from time to time under the Plans, have been duly authorized for issuance by the


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Mitcham Industries, Inc.
August 8, 2001
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Company, and, when so issued and delivered in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       /s/ JACKSON WALKER L.L.P.
                                       --------------------------
                                       Jackson Walker L.L.P.